Exhibit 10.3

_______ __, 2009

STEN Corporation
607 East McDowell Road, Suite 107

Scottsdale, AZ 85257
Attention: Kenneth Brimmer

Re:

Overadvance

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Security Agreement, dated as of November 23, 2007, by and among STEN Corporation, a Minnesota corporation (“STEN”), STEN Credit Corporation, a Utah corporation (“STEN Credit”), STENCOR, Inc., a Minnesota corporation (“STENCOR”), STEN Financial Corporation, a Utah corporation (“STEN Financial”), EasyDrive Cars and Credit Corp., an Arizona corporation (“EasyDrive”), BTAC Properties, Inc., a Minnesota corporation (“BTAC”), Alliance Advance, Inc., an Arizona corporation (“Alliance”), STEN Acquisition Corporation, a Minnesota corporation (“STEN Acquisition”), and Burger Time Acquisition Corporation, a Minnesota corporation (“BT Acquisition”), EasyDrive AZ LLC, a Minnesota limited liability company (“EDAC” and together with STEN, STEN Credit, STENCORP, EasyDrive, BTAC, Alliance, STEN Acquisition, BT Acquisition, each a “Company” and collectively, the “Companies”) and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent (the “Agent”) for VALENS U.S. SPV I, LLC, a Delaware limited liability company (the “Holder” or “Valens”) and the lenders from time to time party to the Security Agreement (as defined herein) (the “Lenders” together with the Valens and the Agent, collectively, the “Creditor Parties” and each, a “Creditor Party”) (as amended, modified and/or supplemented from time to time, the “Security Agreement”), and (ii) that certain Amended and Restated Secured Revolving Note dated as of August 22, 2008 made by the Companies in favor of Valens (as amended, modified and/or supplemented from time to time, the “Revolving Note” and together with the Security Agreement, and the Ancillary Agreements as defined in the Security Agreement, are hereinafter collectively referred to as the “Documents”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.

Subject to satisfaction of the Overadvance Conditions (as defined below), Agent, on behalf of the Holder, is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Revolving Loan to the Companies during the Period (as defined below) in excess of the Formula Amount (the “Overadvance”).  The aggregate principal amount of the Overadvance as of the date hereof shall be $500,000, of which amount $500,000 is currently outstanding.  Notwithstanding the foregoing, the outstanding aggregate principal amount of the Overadvance shall at no time exceed the lesser of (x) $500,000, and (y) the remainder of the Capital Availability Amount less the Formula Amount as of the date of determination (the lesser of clauses (x) and (y) being defined as the “Maximum Overadvance Amount”).

In connection with making the Overadvance, for a period commencing on the Effective Date (as defined below) through and including December 31, 2009 (the “Period”), Agent, on behalf of the Holder, hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances.  Agent, on behalf of the Holder, further agrees that solely for such Period (but not thereafter), (i) (i) the incurrence and existence of the Overadvance shall not trigger an Event of Default under Section 20(a) of the Security Agreement and (ii) during the Period, the rate of interest applicable to such Overadvances shall be as set forth in Section 5(b)(ii) of the Security Agreement (collectively, the “Overadvance Rate”).  Interest arising from the Overadvance Rate shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on March 1, 2009 and on the first business day of each consecutive calendar month thereafter through and including the expiration of the Period, whether by acceleration or otherwise.  All other terms and provisions of the Documents referred to therein shall remain in full force and effect.  For the avoidance of doubt, all proceeds applied by the Company in repayment of its obligations to the Creditor Parties hereunder and under the Documents shall be first applied as a repayment of the Overadvance unless otherwise agreed by the Creditor Parties.  Once repaid, the Overadvance may be reborrowed during the Period provided that the maximum amount of the Overadvance outstanding shall not at any time exceed the Maximum Overadvance Amount.

The Companies hereby acknowledge and agree that the Holder’s obligation to fund the Overadvances on the date hereof and each permitted reborrowing thereof after the date hereof up to the Maximum Overadvance Amount shall, at the time of such making of such Overadvance or reborrowing, and immediately after giving effect thereto, be subject to the satisfaction of the following conditions (the “Overadvance Conditions”): (i) no Event of Default shall exist and be continuing as of such date after giving effect to such borrowing; and (ii) all representations, warranties and covenants made by each Company in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date.

The Companies hereby acknowledge that all amounts outstanding under the Overadvance (together with accrued interest and fees which remain unpaid in respect thereof) on the date of expiration of the Period shall, jointly and severally, be repaid in full by the Companies on such date of expiration.  In additional, the Companies hereby further acknowledge that to the extent that the Overadvance shall at any time be in excess of the Maxiximum Overadvance Amount due to a reduction of the Formula Amount, such excess (the “Excess”) shall be jointly and severally repaid by the Companies within three (3) business days of the first occurrence of such Excess. The failure to make any required repayment of an Overadvance hereunder shall give rise to an immediate Event of Default.

The Overadvance shall constitute Revolving Loans and, except as otherwise expressly provided for herein, shall be governed by all other terms and provisions of the Security Agreement and the Ancillary Agreements which shall remain in full force and effect.

Notwithstanding, anything contained in the Security Agreement or any Ancillary Agreement to the contrary, STEN hereby covenants and agrees that, until such time as all Obligations (as defined in the Security Agreement) have been indefeasibly paid in full, neither it nor any of its respective Subsidiaries shall issue, or enter into any agreement to issue, any securities of STEN (including, without limitation, preferred stock and any other class of security which is not pari passu with the rights and preferences of the Common Stock) other than Common Stock.

Each Company hereby represents and warrants that (i) Exhibit C sets forth each Company’s name as it appears in official filings in the jurisdiction of its organization, the type of entity of each Company, and each Company’s jurisdiction of organization, and (ii) as of the date hereof, no Company has changed its name in the past five years, no Company has been known as or conducted business in any other name (including trade names).

In consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged, STEN shall issue to Valens a warrant in form and substance satisfactory to the Agent (the “Overadvance Warrant”) as attached as Exhibit A, to purchase up to the Specified Number (as defined therein) of shares of Common Stock of STEN (the “Overadvance Warrant Shares”).  The defined term “Warrants” in the Security Agreement shall be deemed to include the Overadvance Warrant and the defined term “Warrant Interests” in the Security Agreement shall be deemed to include the Overadvance Warrant Shares.  The term “Warrant” in the Registration Rights Agreement dated November 23, 2007 between STEN and Valens shall be deemed to include the Overadvance Warrant.

This Overadvance Letter may not be amended or waived except by an instrument in writing signed by the Companies and the Agent.  This Overadvance Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Overadvance Letter by facsimile or portable document format (pdf) transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be.  This Overadvance Letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This Overadvance Letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

This Overadvance Letter shall be deemed an Ancillary Agreement and all other terms and provisions of the Security Agreement and the Ancillary Agreements shall remain in full force and effect.  This Overadvance Letter shall be effective (the “Effective Date”) on the first date upon which (1) each Company, the Agent and the Holder shall have duly executed this Overadvance Letter; (2) the Companies shall have delivered copies and originals to the Agent of their respective signatures to this Overadvance Letter; (3) the STEN shall have duly authorized, executed and delivered to the Holder the Overadvance Warrant; (4) each party to the Reaffirmation and Ratification Agreement attached hereto as Exhibit B (the “Reaffirmation Agreement”) shall have duly executed and delivered the Reaffirmation Agreement to the Creditor Parties; and (5) each party to the Joinder Agreement dated as of February 24, 2009 attached hereto as Exhibit D (the “Joinder Agreement”) shall have duly re-executed and delivered the Joinder Agreement to the Agent and provide all schedule information set forth in Section 6 of the Joinder Agreement.

* * * Signature Pages Follow * * *

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

LV ADMINISTRATIVE SERVICES, INC., as Agent
By: Name: Scott Bluestein Title: Authorized Signatory
VALENS U.S. SPV I, LLC By: Valens Capital Management, LLC, its investment manager
By: Name: Scott Bluestein Title: Authorized Signatory

Exhibit 10.3

Agreed and accepted on the date hereof:

STEN CORPORTION
By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer

STEN CREDIT CORPORTION By: ______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
STENCOR INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
EASY DRIVE CARS AND CREDIT CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
BTAC PROPERTIES, INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
STEN FINANCIAL CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
ALLIANCE ADVANCE, INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
STEN ACQUISITION CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
BURGER TIME ACQUISITION CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
EASYDRIVE AZ LLC By: _______________________________ Name: Title:

EXHIBIT A

Overadvance Warrant

(Attached hereto)

EXHIBIT B

Reaffirmation and Ratification Agreement

(Attached hereto)

EXHIBIT C

Name	Type of Entity	State of Formation/Incorporation
STEN Corporation	Corporation	Minnesota
STEN Credit Corporation	Corporation	Utah
Stencor, Inc.	Corporation	Minnesota
STEN Financial Corporation	Corporation	Utah
EasyDrive Cars and Credit Corporation	Corporation	Arizona
EasyDrive AZ LLC	Limited Liability Company	Minnesota
BTAC Properties, Inc.	Corporation	Minnesota
Alliance Advance, Inc.	Corporation	Arizona
STEN Acquisition Corporation	Corporation	Minnesota
Burger Time Acquisition Corporation	Corporation	Minnesota

EXHIBIT D

Joinder Agreement

Attached hereto.